SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------



                                    FORM 8-K

                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: AUGUST 4, 2008
                        (Date of earliest event reported)



                         PRINCIPAL FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)


                           DELAWARE 1-16725 42-1520346
     (State or other jurisdiction (Commission file number) (I.R.S. Employer of incorporation) Identification Number)


                     711 HIGH STREET, DES MOINES, IOWA 50392
                    (Address of principal executive offices)

                                 (515) 247-5111
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17  CFR
    240.14a-12)
[ ] Pre-commencement  communications  pursuant  to  Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

                               ------------------

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On August 4, 2008, Principal Financial Group, Inc. publicly announced information regarding its results of operations and financial condition for the quarter ended June 30, 2008. The text of the announcement is included herewith as Exhibit 99.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

99    Second Quarter 2008 Earnings Release


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    PRINCIPAL FINANCIAL GROUP, INC.


                                    By:       /S/ MICHAEL H. GERSIE
                                             -----------------------------------
                                    Name:    Michael H. Gersie
                                    Title:   Executive Vice President and Chief
                                             Financial Officer

Date:    August 5, 2008

                                                                      EXHIBIT 99
RELEASE: On receipt
MEDIA CONTACT:   Jeff Rader, 515-247-7883, RADER.JEFF@PRINCIPAL.COM
INVESTOR RELATIONS CONTACT:  Tom Graf, 515-235-9500,
                             investor-relations@principal.com


       PRINCIPAL FINANCIAL GROUP, INC. REPORTS SECOND QUARTER 2008 RESULTS

Des Moines, IA (August 4, 2008) - Principal Financial Group, Inc. (NYSE: PFG) today announced net income available to common stockholders for the three months ended June 30, 2008, of $168.3 million, or $0.64 per diluted share compared to $303.8 million, or $1.12 per diluted share for the three months ended June 30, 2007. The company reported operating earnings of $253.7 million for second quarter 2008, compared to $282.9 million for second quarter 2007. Operating earnings per diluted share (EPS) for second quarter 2008 were $0.97 compared to $1.05 for the same period in 2007. Operating revenues for second quarter 2008 were $2,789.1 million compared to $2,785.5 million for the same period last year.(1)

"The Principal achieved very solid operating earnings in the second quarter, with strong growth in our key sales, retention and AUM measures, despite difficult market conditions. We again benefited from earnings diversification, with Individual Annuities delivering record results, Principal International delivering its second best quarter, and the Life and Health segment achieving double-digit improvement from a year ago," said Larry Zimpleman, president and chief executive officer. "With our asset management and accumulation segments generating approximately three-fourths of total company earnings, strong net cash flows have been critical, enabling us to withstand substantial equity market declines over the past three quarters."

Net cash flow and other highlights:

     o Second quarter 2008 net cash flows were $5.3 billion, an increase of 86 percent from second quarter 2007, for U.S. Asset Accumulation, Principal International, and Principal Global Investors (unaffiliated assets) on a combined basis.
     o For the trailing twelve months ended June 30, 2008, the asset management and accumulation segments generated $23.8 billion of net cash flows, with U.S. Asset Accumulation flows doubling to $10.8 billion, Principal International's flows increasing 50 percent to $2.5 billion and Principal Global Investors' unaffiliated flows increasing 19 percent to $10.4 billion.
     o 24 percent higher sales on a combined basis for the company's three key retirement and investment businesses compared to second quarter 2007, including: $1.4 billion in second quarter 2008 for organic full service accumulation; $2.5 billion for Principal Funds; and $1.5 billion for individual annuities. Combined sales from these three businesses increased 56 percent over the trailing twelve months to $24.6 billion.
     o Total company assets under management (AUM) of $308.0 billion as of June 30, 2008, an increase of nine percent from a year ago, including $88.7 billion of third party assets for Principal Global Investors, an increase of 32 percent(2).

"Clearly, the fundamentals of our business remain strong, with net cash flows reflecting the competitive strength of our product and service offerings, our distribution network, our investment performance and our asset retention capabilities," said Zimpleman. "With our organic growth trends intact, we remain confident in our ability to achieve our EPS and return on equity targets when more normal markets return.

"Importantly, we experienced a significant improvement in our credit portfolio during the quarter, with net unrealized losses related to credit spreads improving by approximately $1 billion(3). The gain from the end of first quarter 2008 is a meaningful improvement from depressed valuations caused by turmoil in the credit markets. We reiterate our confidence - in the quality of our investment portfolio, and in the adequacy of our capital position."

NET INCOME
Net income available to common stockholders of $168.3 million reflects net realized/unrealized capital losses of $85.4 million, which includes: $23.0 million of losses related to impairments of fixed maturity securities (including $7.4 million related to Alt-A and subprime residential mortgages); $7.3 million of impairments on equity securities; and capital losses of $55.7 million related to hedging activities, primarily from the mark to market of interest rates swaps.

                               SEGMENT HIGHLIGHTS

U.S. ASSET ACCUMULATION
Segment operating earnings for second quarter 2008 were $152.9 million, compared to $164.5 million for the same period in 2007. Full service accumulation earnings were $78.2 million in second quarter 2008, compared to $84.7 million in second quarter 2007. The decline reflects $7.2 million from lower income tax benefits, and $5.1 million after-tax of lower earnings due to market conditions, including: lower earnings from market value adjustments on customer withdrawals, lower yields on general account assets, and lower prepayment fee income. Full service accumulation earnings benefited by $4.3 million after-tax in second quarter 2008 due to lower operating expenses. The decline in segment earnings from a year ago also reflects lower prepayment fee income of $4.5 million after-tax for other businesses in the segment, primarily investment only and full service payout.

Operating revenues for the second quarter decreased one percent to $1,255.7 million, compared to $1,265.9 million for the same period in 2007. Excluding lower single premium group annuity sales, revenues for the segment increased four percent. Single premium group annuities, which are typically used to fund defined benefit plan terminations, generate large premiums from a small number of customers and tend to vary from period to period.

Segment assets under management were $173.2 billion as of June 30, 2008, compared to $173.1 billion as of June 30, 2007.

GLOBAL ASSET MANAGEMENT
Segment operating earnings for second quarter 2008 were $23.7 million, compared to $32.2 million for the same period in 2007. Fee mandate business earnings were $23.4 million in second quarter 2008, compared to $23.7 million in second quarter 2007. Higher earnings in the current quarter from growth in asset management fees were offset by a slowdown in the real estate markets. In addition, second quarter 2007 earnings benefited from a mandate that pays performance incentives once every three years. Spread and securitization business earnings of $0.3 million in second quarter 2008 compare to earnings of $8.5 million in second quarter 2007. The decline from a year ago reflects current inactivity in the commercial mortgage backed securitization (CMBS) business due to adverse credit market conditions.

Operating revenues were $146.1 million for second quarter 2008, compared to $154.5 million for the same period in 2007. Strong growth in unaffiliated management fees of $11.0 million or 20 percent(4) was more than offset by lower real estate transaction and borrower fees and lower revenues from the CMBS business.

Third party assets under management were $88.7 billion as of June 30, 2008, up 32 percent from $67.1 billion as of June 30, 2007.

INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION
Segment operating earnings for second quarter 2008 were $31.8 million compared to $26.7 million for the same period in 2007, reflecting continued strong growth in assets under management. Second quarter 2008 also benefited from higher yields on invested assets in Chile due to higher inflation.

Operating revenues were $251.2 million for second quarter 2008, compared to $175.0 million for the same period last year primarily due to higher investment yields and higher sales of payout annuities in Chile, and continued growth in assets under management.

Segment assets under management were $30.0 billion as of June 30, 2008, compared to $25.3 billion as of June 30, 2007.

LIFE AND HEALTH INSURANCE
Segment operating earnings for second quarter 2008 were $66.7 million, compared to $60.1 million for the same period in 2007. Specialty Benefits earnings were a record $30.9 million compared to $23.1 million in second quarter 2007, reflecting favorable claims experience, particularly in the individual disability line, and growth in the business. Individual Life earnings were $24.0 million compared to $23.6 million in second quarter 2007. Health division earnings were $11.8 million, compared to $13.4 million for second quarter 2007. The decrease reflects a decline in covered members, and reduced investment income from a lower asset base reflecting the division's return of capital to the corporate and other segment at year-end 2007.

Operating revenues were $1,180.6 million, compared to $1,211.5 million for the same period a year ago. Individual Life and Specialty Benefits continued to achieve solid growth, with revenues in both divisions increasing four percent.

Health division revenues decreased 12 percent, primarily due to a decrease in covered members.

CORPORATE AND OTHER
Operating losses for second quarter 2008 were $21.4 million, compared to operating losses of $0.6 million for the same period in 2007. Second quarter 2007 results reflected higher invested assets and higher operating earnings from real estate sales operations.

FORWARD LOOKING AND CAUTIONARY STATEMENTS
This press release contains forward-looking statements, including, without limitation, statements as to sales targets, sales and earnings trends, and management's beliefs, expectations, goals and opinions. The company does not undertake to update these statements, which are based on a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Future events and their effects on the company may not be those anticipated, and actual results may differ materially from the results anticipated in these forward-looking statements. The risks, uncertainties and factors that could cause or contribute to such material differences are discussed in the company's annual report on Form 10-K for the year ended December 31, 2007, and in the company's quarterly report on Form 10-Q for the quarter ended March 31, 2008, filed by the company with the Securities and Exchange Commission. These risks and uncertainties include, without limitation: competitive factors; volatility of financial markets; decrease in ratings; interest rate changes; inability to attract and retain sales representatives; international business risks; foreign currency exchange rate fluctuations; a pandemic, terrorist attack or other catastrophic event; default of the company's re-insurers; and investment portfolio risks.

USE OF NON-GAAP FINANCIAL MEASURES
The company uses a number of non-GAAP financial measures that management believes are useful to investors because they illustrate the performance of normal, ongoing operations, which is important in understanding and evaluating the company's financial condition and results of operations. They are not, however, a substitute for U.S. GAAP financial measures. Therefore, the company has provided reconciliations of the non-GAAP measures to the most directly comparable U.S. GAAP measure at the end of the release. The company adjusts U.S. GAAP measures for items not directly related to ongoing operations. However, it is possible these adjusting items have occurred in the past and could recur in future reporting periods. Management also uses non-GAAP measures for goal setting, determining employee and senior management awards and compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts.

EARNINGS CONFERENCE CALL
At 9:00 A.M. (CST) tomorrow, President and CEO Larry Zimpleman, and Executive Vice President and CFO Mike Gersie will lead a discussion of results, asset quality and capital adequacy during a live conference call. Parties interested in listening to the conference call live may access the webcast on the company's Investor Relations (IR) website (www.principal.com/investor) or by dialing (800) 374-1609 (U.S. callers) or (706) 643-7701 (International callers) approximately 10 minutes prior to the start of the call. To access the call, leader name is Tom Graf. Listeners can access an audio replay of the call on the IR website, or by calling (800) 642-1687 (US callers) or (706) 645-9291 (International callers). The access code for the replay is 53322914. Replays will be available through August 13, 2008. The financial supplement is currently available on company's website and may be referred to during the conference call.

ABOUT THE PRINCIPAL FINANCIAL GROUP
The Principal Financial Group(R) (The Principal(R))(5) is a leader in offering businesses, individuals and institutional clients a wide range of financial products and services, including retirement and investment services, life and health insurance, and banking through its diverse family of financial services companies. A member of the Fortune 500, the Principal Financial Group has $308.0 billion in assets under management(6) and serves some 19.0 million customers worldwide from offices in Asia, Australia, Europe, Latin America and the United States. Principal Financial Group, Inc. is traded on the New York Stock Exchange under the ticker symbol PFG. For more information, visit WWW.PRINCIPAL.COM.




                                       ###


SUMMARY OF SEGMENT AND PRINCIPAL FINANCIAL GROUP, INC. RESULTS



                                                                                  OPERATING EARNINGS (LOSS)*
                                                                                          IN MILLIONS
                                                                         THREE MONTHS ENDED,                SIX MONTHS ENDED,
                                                                     ----------------------------     ---------------------------
                                                                         6/30/08        6/30/07         6/30/08           6/30/07
                                                                     ----------------------------     ---------------------------
                                       U.S. ASSET ACCUMULATION          $152.9           $164.5         $292.0           $319.2
                                       GLOBAL ASSET MANAGEMENT            23.7             32.2           26.4             55.9
               INTERNATIONAL ASSET MANAGEMENT AND ACCUMULATION            31.8             26.7           63.5             46.0
                                     LIFE AND HEALTH INSURANCE            66.7             60.1          145.9            105.6
                                           CORPORATE AND OTHER           (21.4)            (0.6)         (32.8)            (7.0)
                                            OPERATING EARNINGS           253.7            282.9          495.0            519.7
                               NET REALIZED/UNREALIZED CAPITAL
                                   GAINS (LOSSES), AS ADJUSTED           (85.4)            20.9         (160.1)            41.2
                                   OTHER AFTER-TAX ADJUSTMENTS             0.0              0.0            7.6              0.0
                   NET INCOME AVAILABLE TO COMMON STOCKHOLDERS          $168.3           $303.8         $342.5           $560.9

                                                                                       PER DILUTED SHARE


                                                                         THREE MONTHS ENDED,                SIX MONTHS ENDED,
                                                                     ----------------------------    ----------------------------
                                                                         6/30/08        6/30/07         6/30/08           6/30/07
                                                                     ----------------------------    ----------------------------
                                            OPERATING EARNINGS           $  0.97            $1.05          $1.90            $ 1.92
                               NET REALIZED/UNREALIZED CAPITAL
                                   GAINS (LOSSES), AS ADJUSTED             (0.33)            0.07          (0.62)             0.15
                                   OTHER AFTER-TAX ADJUSTMENTS              0.00             0.00           0.03              0.00
                   NET INCOME AVAILABLE TO COMMON STOCKHOLDERS           $  0.64            $1.12          $1.31            $ 2.07
            WEIGHTED-AVERAGE DILUTED COMMON SHARES OUTSTANDING            261.2            270.3          261.2             270.6






*OPERATING EARNINGS VERSUS U.S. GAAP (GAAP) NET INCOME AVAILABLE TO COMMON STOCKHOLDERS Management uses operating earnings, which excludes the effect of net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments, for goal setting, as a basis for determining employee compensation, and evaluating performance on a basis comparable to that used by investors and securities analysts. Segment operating earnings are determined by adjusting U.S. GAAP net income available to common stockholders for net realized/unrealized capital gains and losses, as adjusted, and other after-tax adjustments the company believes are not indicative of overall operating trends. It is possible these adjusting items have occurred in the past and could recur in future reporting periods. While these items may be significant components in understanding and assessing consolidated financial performance, management believes the presentation of segment operating earnings enhances the understanding of results of operations by highlighting earnings attributable to the normal, ongoing operations of the company's businesses.


                         PRINCIPAL FINANCIAL GROUP, INC.
                              RESULTS OF OPERATIONS
                                  (IN MILLIONS)

                                                               THREE MONTHS ENDED,                SIX MONTHS ENDED,
                                                                6/30/08          6/30/07          6/30/08         6/30/07
                                                         ---------------- ---------------- ---------------- ---------------
   Premiums and other considerations                      $     1,156.2   $       1,176.9  $       2,209.2   $      2,284.6
   Fees and other revenues                                        622.5             622.9          1,235.9          1,215.4
   Net investment income                                          991.0             976.6          1,951.3          1,899.8
   Net realized/unrealized capital gains (losses)                (111.5)             55.4          (237.5)             93.0
                                                         ---------------- ---------------- ---------------- ---------------
   TOTAL REVENUES                                               2,658.2           2,831.8          5,158.9          5,492.8
                                                         ---------------- ---------------- ---------------- ---------------
   Benefits, claims, and settlement expenses                    1,634.0           1,584.7          3,106.0          3,082.7
   Dividends to policyholders                                      69.0              74.0            139.8           148.0
   Operating expenses                                             749.2             760.4          1,495.1          1,515.1
                                                         ---------------- ---------------- ---------------- ---------------
   TOTAL EXPENSES                                               2,452.2           2,419.1          4,740.9          4,745.8
                                                         ---------------- ---------------- ---------------- ---------------
   Income from continuing operations before income
        taxes                                                     206.0             412.7            418.0            747.0
   Income taxes                                                    29.4             100.4             59.0            169.4
                                                         ---------------- ---------------- ---------------- ---------------
   Income from continuing operations, net of related              176.6             312.3            359.0            577.6
        income taxes
   Loss from discontinued operations, net of related
        taxes                                                       0.0              (0.2)             0.0             (0.2)
                                                         ---------------- ---------------- ---------------- ---------------
   NET INCOME                                                     176.6             312.1            359.0            577.4
   Preferred stock dividends                                        8.3               8.3             16.5             16.5
                                                         ---------------- ---------------- ---------------- ---------------
   NET INCOME AVAILABLE TO COMMON STOCKHOLDERS            $       168.3   $         303.8  $         342.5   $        560.9

   Less:
   Net realized/unrealized capital gains (losses), as
        adjusted                                                  (85.4)             20.9           (160.1)            41.2
   Other after-tax adjustments                                      0.0               0.0              7.6              0.0
                                                         ---------------- ---------------- ---------------- ---------------
   OPERATING EARNINGS                                     $       253.7   $         282.9  $         495.0   $        519.7
                                                         ================ ================ ================ ===============

                                                   SELECTED BALANCE SHEET STATISTICS

                                                     ------------------------------------------------------------
                                                                            PERIOD ENDED,
                                                     ------------------------------------------------------------
                                                           6/30/08              12/31/07            6/30/07
                                                     -------------------- --------------------- -----------------
  Total assets (in billions)                              $       151.5           $   154.5       $   150.8
  Total common equity (in millions)                       $     6,077.9           $ 6,879.7       $ 7,444.7
  Total common equity excluding accumulated other
       comprehensive income (in millions)                 $     6,851.8           $ 6,459.5       $ 6,890.7
  End of period common shares outstanding
       (in millions)                                              259.0               259.1           266.0
  Book value per common share                             $        23.47          $    26.55      $    27.99
  Book value per common share excluding
      accumulated other comprehensive income              $        26.45          $    24.93      $    25.90




                         PRINCIPAL FINANCIAL GROUP, INC.
           RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO U.S. GAAP
                       (IN MILLIONS, EXCEPT AS INDICATED)

                                                                       THREE MONTHS ENDED,           SIX MONTHS ENDED,
                                                                   --------------- ------------- ------------- ------------
                                                                      6/30/08        6/30/07       6/30/08       6/30/07
                                                                   --------------- ------------- ------------- ------------
DILUTED EARNINGS PER COMMON SHARE:
Operating Earnings                                                          0.97            1.05          1.90         1.92
Net realized/unrealized capital gains (losses)                             (0.33)           0.07         (0.62)        0.15
Other after-tax adjustments                                                 0.00            0.00          0.03         0.00
                                                                   --------------- ------------- ------------- ------------
Net income available to common stockholders                                 0.64            1.12          1.31         2.07
                                                                   =============== ============= ============= ============

BOOK VALUE PER COMMON SHARE EXCLUDING ACCUMULATED OTHER
COMPREHENSIVE INCOME:
Book value per common share excluding accumulated other
     comprehensive income                                                  26.45           25.90         26.45        25.90
Net unrealized capital gains                                               (3.49)           2.00         (3.49)        2.00
Foreign currency translation                                                0.27            0.04          0.27         0.04
Net unrecognized post-retirement benefit obligations                        0.24            0.05          0.24         0.05
                                                                   --------------- ------------- ------------- ------------
Book value per common share including accumulated other
     comprehensive income                                                  23.47           27.99         23.47        27.99
                                                                   =============== ============= ============= ============
OPERATING REVENUES:
USAA                                                                    1,255.7         1,265.9       2,460.4      2,445.0
GAM                                                                       146.1           154.5         264.4        289.3
IAMA                                                                      251.2           175.0         434.9        316.3
Life and Health                                                         1,180.6         1,211.5       2,368.2      2,423.9
Corporate and Other                                                       (44.5)          (21.4)        (99.8)       (65.3)
                                                                   --------------- ------------- ------------- ------------
Total operating revenues                                                2,789.1         2,785.5       5,428.1      5,409.2
Add:
Net realized/unrealized capital gains (losses) and related
     adjustments                                                         (130.9)           46.1        (269.2)        83.3
Less:  Operating revenues from discontinued real estate
                                                                            0.0            (0.2)          0.0         (0.3)
                                                                   --------------- ------------- ------------- ------------
Total GAAP revenues                                                     2,658.2         2,831.8       5,158.9      5,492.8
                                                                   =============== ============= ============= ============
OPERATING EARNINGS:
USAA                                                                      152.9           164.5         292.0        319.2
GAM                                                                        23.7            32.2          26.4         55.9
IAMA                                                                       31.8            26.7          63.5         46.0
Life and Health                                                            66.7            60.1         145.9        105.6
Corporate and Other                                                       (21.4)           (0.6)        (32.8)        (7.0)
                                                                   --------------- ------------- ------------- ------------
Total operating earnings                                                  253.7           282.9          495.0       519.7
Net realized/unrealized capital gains (losses)                            (85.4)           20.9        (160.1)        41.2
Other after-tax adjustments                                                 0.0             0.0           7.6          0.0
                                                                   --------------- ------------- ------------- ------------
Net income available to common stockholders                               168.3           303.8         342.5        560.9
                                                                   =============== ============= ============= ============

NET REALIZED/UNREALIZED CAPITAL GAINS (LOSSES):
Net realized/unrealized capital gains (losses), as adjusted               (85.4)           20.9        (160.1)        41.2
Add:
Periodic settlements and accruals on non-hedge derivatives                 19.4             9.5          28.2          9.5
Amortization of DPAC and sale inducement costs                            (16.4)           (1.8)        (29.9)        (1.1)
Certain market value adjustments of embedded derivatives                    3.2             0.0           3.2          0.0
Capital gains distributed                                                   6.9             8.6          (2.4)        10.6
Tax impacts                                                               (42.2)           12.8         (76.3)        25.7
Minority interest capital gains (losses)                                    3.0             5.6          (3.7)         6.9
Less related fee adjustments:
Unearned front-end fee income                                               0.0             0.4           0.0          0.8
Certain market value adjustments to fee revenues                            0.0            (0.2)         (3.5)        (1.0)
                                                                   --------------- ------------- ------------- ------------
GAAP net realized/unrealized capital gains (losses)                      (111.5)           55.4        (237.5)        93.0
                                                                   =============== ============= ============= ============
OTHER AFTER TAX ADJUSTMENTS:
Change in estimated loss related to a loss contingency reserve              0.0             0.0           7.6          0.0
                                                                   --------------- ------------- ------------- ------------
Total other after-tax adjustments                                           0.0             0.0           7.6          0.0
                                                                   =============== ============= ============= ============

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(1)  Use of non-GAAP  financial  measures is  discussed  in this  release  after
     Segment Highlights.
(2) The increase from second quarter 2007 includes $13.7 billion of AUM related to the company's third quarter 2007 acquisition of Morley Financial Services, Inc.
(3) Gross unrealized losses for the company increased from $2.5 billion as of March 31, 2008 to $2.7 billion as of June 30, 2008. The decrease in net unrealized losses from improved credit spreads was more than offset by an increase in net unrealized losses from other factors, the largest of which was an increase in interest rates in the second quarter.
(4) The increase excludes revenues related to the company's third quarter 2007 acquisition of Morley Financial Services, Inc.
(5) "The Principal Financial Group" and "The Principal" are registered service marks of Principal Financial Services, Inc., a member of the Principal Financial Group.
(6)  As of June 30, 2008


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